UNITED STATES SECURITIES AND
                              EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 8, 2010

                             CASTMOR RESOURCES LTD.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                          Commission file # 000-53310
                            (Commission File Number)

                                   98-0471928
                       (IRS Employer Identification No.)

                 30A Trewsbury Road, Sydenham, London  SE26 5DN
             (Address of principal executive offices and Zip Code)

                                 44 784 7348181
              (Registrant's telephone number, including area code)

           4620 Manilla Road SE, Suite 10, Calgary, Alberta   T2G 4B7
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On March 8, 2010, the Company entered into a material definitive agreement with Christopher Kelly and Patrick Mooney, both of Northern Ireland, to acquire all the issued and outstanding shares of Cage Wars Championship Ltd., a company organized under the laws of the United Kingdom ("Cagewars"). Cagewars is engaged in the business of organizing and promoting mixed martial-arts competitions throughout the United Kingdom.

The closing of the acquisition is to take place on April 19, 2010, or such other date as the parties may agree, and is subject to the Company completing an 8-to-1 forward split of its common stock. On closing, the Company will issue an aggregate of 2,000,000 common shares (post split) at $0.35 per share to two persons in exchange for all the issued and outstanding shares of Cagewars.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTMOR RESOURCES LTD.



/s/ Alfonso Quijada
Alfonso Quijada,
CEO and Director
Date: March 12, 2010